Exhibit 99.9

SUBSCRIPTION AGENT AGREEMENT

This Subscription Agent Agreement (the "Agreement") is made as of March 7, 2008, by and among Centerline Holding Company (the "Company"), Computershare Inc., a Delaware corporation, and its fully owned subsidiary Computershare Trust Company, N.A., a national banking (collectively, the “Agent” or individually “Computershare” and the “Trust Company”, respectively).  All terms not defined herein shall have the meaning given in the prospectus (the "Prospectus") filed as part of the shelf registration statement on Form S-3, File No. 333-120077, filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 29, 2004, as amended by Pre-Effective Amendment No. 1 filed with the SEC on February 25, 2006 respect thereto (the "Registration Statement"), which Registration Statement was declared effective by the SEC on March 1, 2005.

WHEREAS, the Company proposes to make a subscription offer by issuing certificates or other evidences of subscription rights, in the form designated by the Company (the "Subscription Certificates") to the holders (other than Related Special Assets LLC, Stephen M. Ross, Jeff Blau, Related General II L.P. or any Affiliates of the foregoing (collectively, “Related”)) (collectively, the “Equity Security Holders”) of the following equity securities of the Company:

▪	the Company’s Common Shares (including any restricted Common Shares),

▪	vested options exercisable for Common Shares,

▪	Convertible Community Reinvestment Act Preferred Shares,

▪	Series A Convertible Community Reinvestment Act Preferred Shares,

▪	4.40% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1,

▪
Special Preferred Voting Shares (which for this purpose includes, as a single class of securities with the special preferred voting shares, the Special Common Units Issued by Centerline Capital Company LLC, one of the Company’s Affiliates), and

▪	Special Common Interests issued by Centerline Investors I LLC, another one of the Company’s Affiliates

(collectively, the “Trust Securities” and individually, a “Trust Security”), as of a record date specified by the Company (the "Record Date"), pursuant to which each Equity Security Holder will receive one right (collectively, the "Rights") to subscribe for shares of the Company’s 11% Cumulative Convertible Preferred Shares, Series A-1 (the “Convertible Preferred Shares”), for each Common Share held by such Equity Security Holder, or that would be issuable to such Equity Security Holder upon conversion or exercise of Trust Securities, all as described in and upon such terms as are set forth in the Prospectus, a final copy of which has been or, upon availability will promptly be, delivered to the Agent; for purposes of this Agreement; For purposes of this Agreement, “Affiliate” of an entity shall mean (i) any officer, director, partner, employee or controlling shareholder of such entity; (ii) any person controlling, controlled by or under common control with any entity or any individual described in (i) above; (iii) any officer, director, trustee, general partner or employee of any person described in (ii) above; and (iv) any person who is a member, other than as limited partner, with any individual described in (i) and (ii) above in a relationship of joint venture, general partnership, or similar form of unincorporated business association; provided, however, that for purposes of this whereas clause and the Rights offering only, “Affiliates” shall not include officers, directors, trustees or employees of the Company or its Subsidairies, other than Stephen M. Ross and Jeff Blau; and

WHEREAS, the Company wishes the Agent to perform certain acts on behalf of the Company, and the Agent is willing to so act, in connection with the distribution of the Subscription Certificates and the issuance and exercise of the Rights to subscribe therein set forth, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

1.            Appointment.
The Company hereby appoints the Agent to act as subscription agent in connection with the distribution of Subscription Certificates and the issuance and exercise of the Rights in accordance with the terms set forth in this Agreement and the Agent hereby accepts such appointment.

2.            Form and Execution of Subscription Certificates.
A.  Each Subscription Certificate shall be irrevocable and non-transferable.  The Agent shall, in its capacity as Transfer Agent of the Company, maintain a register of Subscription Certificates and the holders of record thereof (each of whom shall be deemed an "Equity Security Holder" hereunder for purposes of determining the rights of holders of Subscription Certificates).  Each Subscription Certificate shall, subject to the provisions thereof, entitle the Equity Security Holder in whose name it is recorded to the following:

(1)  With respect to Record Date Equity Security Holders only, the right to acquire during the Subscription Period, as defined in the Prospectus, at $11.70 (the “Subscription Price”), one Convertible Preferred Share for every six (6) Rights with no over-subcription rights (the " Subscription Right").

3.            Rights and Issuance of Subscription Certificates.
A.  Each Subscription Certificate shall evidence the Rights of the Equity Security Holder therein named to purchase Convertible Preferred Shares upon the terms and conditions therein and herein set forth.

B.  Upon the written advice of the Company, signed by any of its duly authorized officers, as to the Record Date, the Agent shall prepare and record Subscription Certificates in the names of the Equity Security Holders, setting forth the number of Rights to subscribe for Convertible Preferred Shares calculated on the basis of one Right for each Common Share held by such Equity Security Holder, or that would be issuanble to such Equity Security Holder upon conversion or exercise of

Trust Securities, recorded on the books in the name of each such Equity Security Holder as of the Record Date: (i) from a list of the Equity Security Holders as of the Record Date, with respect to the Company’s Common Shares (including restricted Common Shares) and vested options exercisable for Common Shares, prepared by the Agent in its capacity as Transfer Agent for such Trust Securities, and (ii) from a list of the Equity Security Holders as of the Record Date, with respect to all other Trust Securities, prepared by the Company.  The number of Rights that are issued to Equity Security Holders as of the Record Date will be rounded down, by the Agent, to the nearest whole number of Rights as fractional Rights will not be issued.  Each Subscription Certificate shall be dated as of the Record Date and shall be executed by the Subscription Agent.  When instructed by the Company, the Agent shall promptly deliver the Subscription Certificates, together with a copy of the Prospectus, instruction letter and any other document as the Company deems necessary or appropriate, to all Equity Security Holders with record addresses in the United States (including its territories and possessions and the District of Columbia).  Delivery shall be by first class mail (without registration or insurance), except for those Equity Security Holders having a registered address outside the United States (who will only receive copies of the Prospectus, instruction letter and other documents as the Company deems necessary or appropriate, if any), delivery shall be by air mail (without registration or insurance) or by first class mail (without registration or insurance) to those Equity Security Holders having APO or FPO addresses.  No Subscription Certificate shall be valid for any purpose unless so executed.

C.  The Agent will mail a copy of the Prospectus, instruction letter, a special notice and other documents as the Company deems necessary or appropriate, if any, but not Subscription Certificates to Record Date Equity Security Holders whose record addresses are outside the United States (including its territories and possessions and the District of Columbia ) ("Foreign Record Date Equity Security Holders").  The Rights to which such Subscription Certificates relate will be held by the Agent for such Foreign Record Date Equity Security Holders' accounts until instructions are received to exercise, sell or transfer the Rights.

4.            Exercise.
A.  Record Date Equity Security Holders may acquire Convertible Preferred Shares pursuant to Subscription Rights by delivery to the Agent as specified in the Prospectus of (i) the Subscription Certificate with respect thereto, duly executed by such Equity Security Holder in accordance with and as provided by the terms and conditions of the Subscription Certificate, together with (ii) the estimated purchase price, as disclosed in the Prospectus, for each Convertible Preferred Share subscribed for by exercise of such Rights, in U.S. dollars by money order or check drawn on a bank in the United States, in each case payable to the order of the Company or Computershare

B.  Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 P.M. New York time on such date as the Company shall designate to the Agent in writing (the "Expiration Date").  For the purpose of determining the time of the exercise of any Rights, delivery of any material to the Agent shall be deemed to occur when such materials are received at the Shareholder Services Division of the Agent specified in the Prospectus.

C.  Notwithstanding the provisions of Section 4 (A) and 4 (B) regarding delivery of an executed Subscription Certificate to the Agent prior to 5:00 P.M. New York time on the Expiration Date, if prior to such time the Agent receives a Notice of Guaranteed Delivery by facsimile (telecopy) or otherwise from a bank, a trust company or a New York Stock Exchange member guaranteeing delivery of (i) payment of the full Subscription Price for Convertible Preferred Shares subscribed for pursuant to Subscription Rights and (ii) a properly completed and executed Subscription Certificate, then such exercise of Subscription Rights shall be regarded as timely, subject, however, to receipt of the duly executed Subscription Certificate and full payment for the Convertible Preferred Shares by the Agent within three Business Days (as defined below) after the Expiration Date (the "Protect Period").  For the purposes of the Prospectus and this Agreement, "Business Day" shall mean any day on which trading is conducted on the New York Stock Exchange.

D.  As soon as practicable after the Expiration Date, Computershare shall send to each exercising Equity Security Holder (or, if the Trust Securities on the Record Date are held by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee) a confirmation showing the number of Convertible Preferred Shares acquired pursuant to Subscription Rights and the per share and total purchase price for such shares.

5.            Validity of Subscriptions.
Irregular subscriptions not otherwise covered by specific instructions herein shall be submitted to an appropriate officer of the Company and handled in accordance with his or her instructions.  Such instructions will be documented by the Agent indicating the instructing officer and the date thereof.

6.            [Intentionally Omitted].

7.            Delivery of Shares.
The Agent will deliver certificates or Statements of Holding reflecting new Convertible Preferred Shares in the Direct Registration System, representing those Convertible Preferred Shares purchased pursuant to the exercise of Subscription Rights as soon as practicable after the corresponding Rights have been validly exercised and full payment for such Convertible Preferred Sharres has been received and cleared.

8.            Holding Proceeds of Rights Offering.
A.  All proceeds received by Computershare from Equity Security Holders in respect of the exercise of Rights shall be held by Computershare, on behalf of the Company, in a segregated, interest-bearing account (the "Account"), and the Company shall be entitled to all accrued interest from the Account.  No interest shall accrue to holders of Trust Securities on funds held in the Account pending disbursement.

B.  Computershare shall deliver all proceeds received in respect of the exercise of Rights and all interest on the Account to the Company as promptly as practicable, but in no event later than three business days after the Guarantee of Delivery Expiration Date.

C.  The Company acknowledges that the Account will be maintained by Computershare in its name.  Computershare will provide the Company with a reasonable accounting of the funds deposited in the Account and the interest earned thereon so that the Company can verify the amount of interest earned on the Account.

9.            Reports.
Daily, during the period commencing on March 21, 2008, until termination of the Subscription Period, the Agent will report by telephone or telecopier, confirmed by letter, to an Officer of the Company, data regarding Rights exercised, the total number of Convertible Preferred Shares subscribed for, and payments received therefor, bringing forward the figures from the previous day's report in each case so as to show the cumulative totals and any such other information as may be mutually determined by the Company and the Agent.

10.           Loss or Mutilation.
 If any Subscription Certificate is lost, stolen, mutilated or destroyed, the Agent may, on such terms which will indemnify and protect the Company and the Agent as the Company may in its discretion impose (which shall, in the case of a mutilated Subscription Certificate include the surrender and cancellation thereof), issue a new Subscription Certificate of like denomination in substitution for the Subscription Certificate so lost, stolen, mutilated or destroyed.

11.           Compensation for Services.
 The Company agrees to pay to the Agent compensation for its services hereunder in accordance with its Fee Schedule to act as Agent attached hereto as Exhibit A.  The Company further agrees that it will reimburse the Agent for its reasonable out-of-pocket expenses incurred in the performance of its duties as such.

12.           Instructions, Indemnification and Limitation of Liability.
 The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

A.  The Agent shall be entitled to rely upon and shall be indemnified and held harmless in acting, or omitting to act, in reliance upon any instructions or directions furnished to it by Marc D. Schnitzer, President and Chief Executive Officer of the Company, Robert L. Levy, Chief Financial Officer and Secretary of the Company and/or John E. D’Amico, Senior Managing Director/General Counsel of the Company, or any other person subsequently notified to you in writing by any of the foregoing (each, an “Authorized Officer” and, collectively, the “Authorized Officers”), whether in conformity with the provisions of this Agreement or constituting a modification hereof or a supplement hereto.  Without limiting the generality of the foregoing or any other provision of this Agreement, the Agent, in connection with its duties hereunder, shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any instruction or direction from an Authorized Officer which conforms to the applicable requirements of this Agreement and which the Agent reasonably believes to be genuine and shall not be liable for any delays, errors or loss of data occurring by reason of circumstances beyond the Agent's control.

B.  The Company will indemnify the Agent and its nominees against, and hold it harmless from, all liability and expense which may arise out of or in connection with the services described in this Agreement or the instructions or directions furnished to the Agent relating to this Agreement by an Authorized Officer of the Company, except for any liability or expense which shall arise out of the negligence, bad faith or willful misconduct of the Agent or such nominees.

Promptly after the receipt by the Agent of notice of any demand or claim or the commencement of any action, suit, proceeding or investigation, the Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing.   The Company shall be entitled to participate at its own expense in the defense of any such claim or proceeding, and, if it so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim or of any other legal action or proceeding and, after such assumption, the Agent shall not be entitled to reimbursement of any expenses thereafter incurred by it in connection with such claim or proceeding. For the purposes of this Section 12, the term "expense or loss" means any amount paid or payable to satisfy any claim, demand, action, suit or proceeding settled with the express written consent of the Company and the Agent, and all reasonable costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit, proceeding or investigation.

C.  The Agent shall be responsible for and shall indemnify and hold the Company harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to Agent’s refusal or failure to comply with the terms of this Agreement, or which arise out of Agent’s negligence, bad faith or willful misconduct or which arise out of the breach of any representation or warranty of Agent hereunder, for which Agent is not entitled to indemnification under this Agreement; provided, however, that Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) calendar months immediately proceeding the event for which recovery from the Agent is being sought.

13.           Changes in Subscription Certificate.
 The Agent may, without the consent or concurrence of the Equity Security Holders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with the  Company in making any changes or corrections in a Subscription Certificate that it shall have been advised by counsel (who may be counsel for the Company) is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provisions of the Subscription Certificate except insofar as any such change may confer additional rights upon the Equity Security Holders.

14.           Assignment/Delegation.
 A.  Except as provided in Section 14(B) below, neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the written consent of the other party.

 B.  The Agent may, without further consent on the part of the Company, subcontract with other subcontractors for systems, processing, telephone and mailing services, and post-exchange activities, as may be required from time to time; provided, however, that the Agent shall be as fully responsible to the Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

 C.  Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Agent and the Company and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Agent and the Company.

15.           Governing Law.
 The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall inure to the benefit of and the obligations created hereby shall be binding upon the successors and permitted assigns of the parties hereto.

16.           Third Party Beneficiaries.
 This Agreement does not constitute an agreement for a partnership or joint venture between the Agent and the Company.  Neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.

17.           Force Majeure.
In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, terrorist acts, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, such party shall not be liabile for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.  Performance under this Agreement shall resume when the affected party or parties are able to perform substantially that party’s duties.

18.           Consequential Damages.
Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, penal, special or incidential damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

19.           Severability.
 If any provision of this Agreement shall be held invalid, unlawful, or unenforceable, the valididty, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

20.           Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

21.           Captions.
 The captions and descriptive headings herein are for the convenience of the parties only.  They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

22.           Confidentiality.
 The Agent and the Company agree that all books, records, informtion and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person without the other party’s’ consent, except as may be required by law.

23.           Term and Termination.
 This Agreement shall remain in effect until the earlier of (a) thirty (30) days after the Expiration Date; (b) it is terminated by either party upon a material breach of this Agreement which remains uncured for 30 days after written notice of such breach has been provided; or (c) 30 days’ written notice has been provided by either party to the other.  Upon termination of this Agreement, all canceled Certificates and related documentation in respect of Trust Securities for which the Agent is not the Transfer Agent, will be returned to the Company or agent designated by the Company.  Upon termination of the Agreement, the Agent shall retain all canceled Certificates and related documentation in respect of Trust Securities for which it is the Transfer Agent as required by applicable law.

24.           Notices.
 Until further notice in writing by either party hereto to the other party, all written reports, notices and other communications between the Exchange Agent and the  Company required or permitted  hereunder shall be delivered or mailed by first class mail, postage prepaid, telecopier or overnight courier guaranteeing next day delivery, addressed as follows:

If to the Company, to:

Centerline Holding Company
625 Madison Avenue
New York, NY 10022
Attn:  General Counsel

If to the Agent, to:

Computershare Trust Company, N.A.
c/o Comutershare, Inc.
250 Royall Street

Canton, MA 02021
Attn:  Reorganization Department

25.           Survival.
 The provisions of Paragraphs 8, 12, 15-22, and 24-26 shall survive any termination, for any reason, of this Agreement.

26.           Merger of Agreement.
 This Agreement constitutes the entire agreement between the parties hereto and supercedes any prior agreement with respet to the subject matter hereof whether oral or written.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the day and year first above written.

COMPUTERSHARE TRUST COMPANY, NA.	COMPUTERSHARE TRUST COMPANY, NA.

By:	By:

Date:	Date:

Title:	Title:

COMPUTERSHARE INC.

By:

Date:

Title: